UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2026

Power Solutions International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35944	33-0963637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of Principal Executive Offices, and Zip Code)

(630) 350-9400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PSIX	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 25, 2026 (the “Closing Date”), Power Solutions International, Inc. (the “Company” or “PSI”) entered into a Revolving Credit Agreement (the “Credit Agreement”) with the lenders and letter of credit issuers party thereto from time to time (the “Lenders”) and HSBC Bank USA, National Association (“HSBC”), as administrative agent. The initial Lenders are HSBC; Australia and New Zealand Banking Group Limited; Bank of China Limited, Chicago Branch; and BNP Paribas. The Credit Agreement allows the Company to borrow up to $220 million on a committed basis, including a $70 million sublimit for letters of credit, and expires on September 25, 2029.

Borrowings under the Credit Agreement will incur interest, at the Company’s option, at Term Secured Overnight Financing Rate (“SOFR”) plus 1.80% per annum or at an alternate base rate plus an applicable margin. The Company will pay a commitment fee of 0.20% per annum on the average daily unused amount of the commitments, and letter of credit fees of 1.80% per annum on the daily amount available to be drawn under outstanding letters of credit. The Company may prepay borrowings at any time without premium or penalty, subject to the notice and other requirements of the Credit Agreement. Proceeds of the loans and letters of credit may be used for working capital and general corporate purposes and to pay fees and expenses associated with the Credit Agreement.

The Company’s obligations under the Credit Agreement are guaranteed by each of the Company’s subsidiaries, consisting of Bi-Phase Technologies, LLC, Power Great Lakes, Inc., Powertrain Integration Acquisition, LLC, Professional Power Products, Inc., PSI International, LLC, MTL Manufacturing & Equipment Inc. and The W Group, Inc. (collectively, the “Guarantors”). The obligations are secured by a security interest in substantially all of the personal property of the Company and the Guarantors, including pledges of the equity interests of subsidiaries and the Company’s and the Guarantors’ intellectual property. The security interest is granted under a Guaranty and Collateral Agreement, a Patent Security Agreement and a Trademark Security Agreement, each dated as of the Closing Date. On the Closing Date, the Company and the Guarantors also entered into an Intercompany Subordination Agreement in favor of HSBC, which subordinates intercompany indebtedness among them to the obligations under the Credit Agreement.

The Credit Agreement contains customary affirmative and negative covenants. These include limitations on indebtedness, liens, fundamental changes, restricted payments and transactions with affiliates, and financial covenants requiring the Company to maintain a consolidated interest coverage ratio of not less than 3.00 to 1.00 and a consolidated leverage ratio of not greater than 3.00 to 1.00, each tested as of the last day of each fiscal quarter. The Credit Agreement also contains customary events of default, including a change of control. A change of control occurs if Weichai Power Co., Ltd. (“Weichai”), the parent of the Company’s largest shareholder, Weichai America Corp. (“Weichai America”), beneficially owns, directly or indirectly, 50.0% or less of the Company’s voting equity interests on a fully diluted basis. No change of control occurs under that test, however, for so long as Weichai America has the right to appoint a majority of the Company’s board of directors and Weichai maintains, directly or indirectly, at least 40.0% of the Company’s equity interests. Weichai America, a wholly owned subsidiary of Weichai, currently holds approximately 46% of the Company’s outstanding common stock and, pursuant to the Investor Rights Agreement, dated March 31, 2017, between the Company and Weichai America, has the right to designate a majority of the Company’s board of directors for so long as it owns at least 40% of the Company’s outstanding common stock, calculated as provided therein.

Certain of the Lenders and their affiliates have provided, and may in the future provide, in the ordinary course of business, commercial banking and other financial services to the Company and its affiliates, including Weichai, for which they have received, and may in the future receive, customary fees and interest.

On the Closing Date, the Company borrowed $35.0 million under the Credit Agreement. The Company used a portion of the proceeds to repay in full all outstanding obligations under the Prior Credit Agreement described in Item 1.02 below and to pay fees and expenses related to the Credit Agreement. The remainder is available for working capital and general corporate purposes.

The foregoing descriptions of the Credit Agreement and the Guaranty and Collateral Agreement are qualified in their entirety by reference to such documents, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and which are incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

On September 25, 2026, in connection with its entry into the Credit Agreement, the Company repaid in full all outstanding obligations, totaling approximately $15.1 million (consisting of $15.0 million of principal plus accrued interest and fees), under its Uncommitted Revolving Credit Agreement, dated as of August 30, 2024, as amended by the First Amendment to Credit Agreement, dated as of February 4, 2025, and the Second Amendment to Credit Agreement, dated as of July 30, 2025 (as amended, the “Prior Credit Agreement”), with Standard Chartered Bank, as administrative agent, and the lenders party thereto. The Prior Credit Agreement provided for borrowings of up to $135 million on a committed basis and was scheduled to expire on July 30, 2027. Upon the repayment, the Prior Credit Agreement and all commitments thereunder were terminated. The Company did not incur any early termination penalties in connection with the termination of the Prior Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On September 30, 2026, the Company issued a press release announcing its entry into the Credit Agreement. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Revolving Credit Agreement, dated as of September 25, 2026, among the Company, as borrower, the other loan parties party thereto, the lenders and letter of credit issuers party thereto and HSBC Bank USA, National Association, as administrative agent.

10.2	Guaranty and Collateral Agreement, dated as of September 25, 2026, among the Company, the other grantors party thereto and HSBC Bank USA, National Association, as administrative agent.

99.1	Press Release of Power Solutions International, Inc., dated September 30, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Power Solutions International, Inc.

Dated: September 30, 2026	By:	/s/ Xun Li
Xun Li
Chief Financial Officer